Exhibit 3.73

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS
Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Bruce A. Shear	1024 Main Street Concord, MA 01742

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.      The name by which the corporation shall be known is:

AIHS of Springfield, Inc.

2.      The purpose for which the corporation is formed is as follows:

To own and operate alcoholism centers and to carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to hereinabove.

85 338053

Note: If the space provided under any article or item on this form is insufficient additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	—	—	—	$—

Common	—	300,000	$.01	$3,000.00

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None.

*5.	The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None.

*6.	Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheets 6A through 6D attached hereto and incorporated herein.

*	If there are no provisions state “None”

CONTINUATION SHEET 6A

By-Laws

The board of directors is authorized to make, amend or repeal the by-laws of the corporation in whole or in part, except with respect to any provision thereof which by law, by these articles of organization, or by the by-laws requires action by the stockholders.

Amendments, Sale of Assets, Mergers, Consolidations, and Dissolution

Whenever an amendment to or restatement of these Articles of Organization or a sale, lease or exchange by the corporation of any of its assets, or a merger or consolidation involving the corporation, or the dissolution of the corporation is required by law to be approved by the stockholders, such action shall be properly authorized if approved by a majority of the shares outstanding and entitled to vote thereon.

Place of Meetings of The Stockholders

Meetings of the stockholders may be held anywhere in the United States.

Partnership

The corporation may be a partner in any business enterprise which the corporation would have power to conduct by itself.

Indemnification of Directors, Officers and Others

The corporation shall indemnify each person who is or was a director, officer, employee or other agent of the corporation, and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a credit, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or

CONTINUATION SHEET 6B

disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding may be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested persons, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent, or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms “director,” “officer,” “employee,” “agent” and “trustee” include their respective executors, administrators and other legal representatives,

CONTINUATION SHEET 6C

and “interested” person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a “disinterested” person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

Intercompany Transactions

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or their votes are counted for such purposes, if:

(a)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon,

CONTINUATION SHEET 6D

and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

(c)	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (a), (b) or (c) above are applicable.

Secretary of State’s Office

Corporation Division

One Ashburton Place

Boston, Massachusetts 02108

Dear Sir/Madam:

The undersigned President of AIHS-Utah, Inc. hereby consents to the use of the name AIHS of Springfield, Inc. as the name of the corporation being formed on this day.

Very truly yours,

AIHS-Utah, Inc.

By:	/s/ Bruce A. Shear
Bruce A. Shear, President

7.	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.	The post office address of the initial principal office of the corporation of Massachusetts is:

36 Commerce Way, Woburn, MA 01801

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Bruce A. Shear	1024 Main Street Concord, MA 01742	Same

Treasurer:	Steven J. Shear	7 Walden Hill Drive West Peabody, MA 01960	Same

Clerk:	Bruce A. Shear	Same as above	Same

Directors:	Bruce A. Shear	Same as above	Same
	Steven J. Shear	Same as above	Same

c.	The date initially adopted on which the corporation’s fiscal year ends is:

June 30

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Third Tuesday in October

e.	The name and business address of the resident agent, if any, of the corporation is:

N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 4th day of December 1985.

/s/ Bruce A. Shear
Bruce A. Shear, Sole Incorporator

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

230678

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF ORGANIZATION GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles deemed to have been filed with me this 4th day of December 1985.

Effective date

/s/ Michael Joseph Connolly MICHAEL JOSEPH CONNOLLY Secretary of State

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO BE FILLED IN BY CORPORATION

TO:	Sheryl F. Bailey Choate, Hall & Stewart
Exchange Place 53 State Street

Boston, MA 02109

Telephone	(617) 227-5020

FILING FEE: 1/20 of 1 % of the total amount of the authorized capital stock with par value and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

Copy Mailed

[Initials]

Examiner

[Initials]

Name Approved

C P M	☐ ☐ ☐

[Initials]
[ILLEGIBLE]

0.21-75

FORM CD-72-30M-3/83-172595

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO.	000230678

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

[ILLEGIBLE] I, Bruce A. Shear	, President/[ILLEGIBLE] and , Clerk/[ILLEGIBLE] of

AIHS of Springfield, Inc.

(Name of Corporation)

located at	36 Commerce Way, Woburn, MA 01801

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted [ILLEGIBLE] by Unanimous Written Consent of Sole Stockholder dated April 21, 1987, by vote of

100	shares of	Common	out of	100	shares outstanding,
		(Class of Stock)

	shares of		out of		shares outstanding, and
		(Class of Stock)

	shares of		out of		shares outstanding,
		(Class of Stock)

being at least a majority of each class outstanding and entitled to vote thereon:-2

CROSS OUT INAPPLICABLE CLAUSE	[ILLEGIBLE]

VOTED: That the name of the Corporation be and it hereby is changed to “AIHS of Virginia, Inc.”

[1]	For amendments adopted pursuant to Chapter 156B Section 70
[2]	For amendments adopted pursuant to Chapter 156B Section 71

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON

PREFERRED

CHANGE the total to:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON

PREFERRED

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 27th day of April in the year 1987

/s/ Bruce A. Shear	President /[ILLEGIBLE]
Bruce A. Shear	and
Clerk / [ILLEGIBLE]

76806	41133

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 29th day of April, 1987.

/s/ Michael J Connolly MICHAEL JOSEPH CONNOLLY Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO	William F. Grieco, Esquire
Choate, Hall & Stewart
Exchange Place
53 State Street

Boston, MA 02109

Telephone	(617) 227-5020

[Initials]

Examiner

[Initials]

Name Approved

C P M R.A	☐ ☐ ☐ ☐

[Initials] [ILLEGIBLE]

The Commonwealth of Massachusets

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72	NO.	04-2901824

We	Bruce A. Shear Katherine A. Flaherty	, President/[ILLEGIBLE] and [ILLEGIBLE] Assistant Clerk of

AIHS of Virginia, Inc.

(EXACT Name of Corporation)

located at:	36 Commerce Way, Woburn, Massachusetts 01801

(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

1
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on June 30 1992, by vote of:

100	shares of	common stock	out of	100	shares outstanding,
		type, class & series, (if any)

	[ILLEGIBLE]		[ILLEGIBLE]		[ILLEGIBLE]
		type, class & series, (if any)

	[ILLEGIBLE]		[ILLEGIBLE]		[ILLEGIBLE]
		type, class & series, (if any)

CROSS OUT INAPPLICABLE CLAUSE

[ILLEGIBLE] - [1]

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby: - [2]

Article 1.  The name by which the corporation shall be known is PHC of Virginia, Inc.

[1]	For amendment adopted pursuant to Chapter 156B, Section 70
[2]	For amendments adopted pursuant to Chapter 156B, Section 71

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:

PREFERRED:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:

PREFERRED:

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:

PREFERRED:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:

PREFERRED:

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE: 11/24/92

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 24th day of November, in the year 1992.

/s/ Illegible Signature	President/Vice President

/s/ Illegible Signature	Clerk/Assistant Clerk

525

              412158

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 24th day of NOVEMBER 1992
/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State
TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT
TO:	[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
	Telephone	[ILLEGIBLE]